Financial Overview John Gamble EVP - CFO Analyst Day - November 2003

Resized business to align with revenue Transitioned to fab-lite model Reduced operating expenses Shifted resources to be closer to customer base Fiscal 2003 Focus Restructuring for Profitable Growth FISCAL 2003 GROSS MARGIN % (Excludes Restructuring) 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr Total Client Infrastructure Rationalized the portfolio on growth segments Sold optoelectronics business Re-aligned resources on key growth areas Improved program management and execution FISCAL 2003 QUARTERLY REVENUE 200 250 300 350 400 450 500 550 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr $-M -15% -10% -5% 0% 5% 10% 15% SEQUENTIAL GROWTH

Financial Highlights 4Q03 Accomplishments Met financial guidance and commitments First quarter of profit, with earnings of $0.01 per share on GAAP basis Revenue increase of 11 percent sequentially and 3 percent over year-ago quarter First quarter of positive cash flow from operations, less capital expenditures Balance sheet "strong" Financing on "Opportunistic" basis FY2003 Pro Forma Income Statement Full Year Qtr 4 Revenue 1,839 $ 504 $ Gross profit - $ 579 214 Gross profit - % 31.5% 42.5% Research & development 467 107 Selling, general & administrative 294 67 Pro forma operating income (Loss) (182) 40 Other income - net 22 3 Interest expense 47 12 Provision for taxes 46 (16) Pro forma net income (Loss) (253) 47 Pro forma net income (Loss) per share (0.15) $ 0.03 $

Fiscal 2004 Focus: Drive Growth and Achieve Operating Model GAAP 4th Quarter Fiscal 2004 Business Model Pro Forma 4th Quarter Fiscal 2003 Near Model 30% - 35% 35% Expenses Grow at or better than target market rate Revenue Operating Income Gross Margin Near Model 15% + 8% High End of Range 45% - 50% 43% We will do this by: Product leadership Customer focus Gross margin improvement 11%

Agere's FY4Q03 Revenue By Application FY2004 growth driven by: GPRS, EDGE and 3G terminals Low-power mobile and consumer HDD New customers - storage, terminals, PCs Modest infrastructure recovery 2H04 WiFi multimode Storage Products PC Connectivity Telecom Infrastructure Wireless Infrastructure Enterprise Wireless Data Wireless LAN This chart is based on management's estimates of our customers' use of our products by end application. This chart includes IP revenue allocated by sales and other factors that may affect the relative sizes of the slices.

Delivering the Model in 2004 Drive gross margin improvement Additional volume leverage on back-end A&T and manufacturing support Focus on design for manufacture and yield improvements Drive growth through improved execution and investment in growth areas R&D and SG&A approximately $200M/qtr. Spending $15M/qtr. to expand into new markets Investment to expand portfolio of storage, mobile terminal, GigE, RF power, entertainment products

Fiscal Year 2004 Guidance Q1 Guidance Revenue of $500M - $510M; up 15% versus prior year Reported Gross Margin percent equal to September R&D and SG&A of $200M Interest Expense approximately $11M Taxes $3M - $5M Pro Forma EPS - Breakeven plus or minus a penny $40M - $50M charge for decommissioning PA fabs Cash flow from ongoing operations, including Cap Ex will be positive including $35M for restructuring, will be negative $10 - $35M Other 2004 Guidance Annual IP revenue of $130M - $140M (Client 60%; Infra 40%) R&D and SG&A trend down in 2H04 Capital Expenditures approximately $25M per quarter Other Income of zero to $10M Income taxes of $25M - $35M D&A trending down to $45M per quarter

Setting the Stage for 2005 Growth accelerates in FY2005 New Products - GigE, RF power, printing & imaging, SAN New markets - entertainment, EDGE/3G in PCs/PDAs New customers Infrastructure market recovery Operate within long-term business Gross margin 50% Operating margin of 15% - 20%

Messages for Today FY2003 we resized the business to return to profitability and stabilized the balance sheet FY2004 we will drive "better than market" growth and drive toward our business model of near 50% gross margins and 15%+ operating margins FY2005 we deliver on new opportunities to accelerate growth and bottom line performance with OI of 15% - 20%